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                                                                     Exhibit 7.1

                            SUBSCRIPTION AGREEMENT
                            ----------------------


     This Subscription Agreement is made by and between The Wiser Oil Company, a Delaware corporation (the "Company") and the undersigned prospective purchaser who is subscribing hereby for shares of the Company's Series C Cumulative Convertible Preferred Stock (the "Preferred Stock"), par value $10.00 per Preferred Share.

     In consideration of the Company's agreement to accept the undersigned as a securityholder of the Company upon the terms and conditions set forth herein, the undersigned agrees and represents as follows:

A.   SUBSCRIPTION

     1. The undersigned hereby irrevocably subscribes for and agrees to purchase the number of Preferred Shares indicated on the signature page below at $25.00 per Preferred Share. Simultaneously with the execution of this Subscription Agreement, the undersigned is paying and delivering to the Company the Total Purchase Price set forth on the signature page below, in the form of a wire transfer to the account specified by the Company (the "Payment"), in payment of the Preferred Shares.

     2. Upon receipt by the Company of the payment provided for in section (1) for Preferred Shares to be purchased by the subscriber ("Purchaser"), the Company will issue to the Purchaser certificates representing the Preferred Shares purchased in the name of the Purchaser, and the name of such Purchaser will be registered on the books of the Company as the record owner of such Preferred Shares.

B.  INVESTOR REPRESENTATIONS AND WARRANTIES

          1. The undersigned hereby represents and warrants to, and agrees with the Company, as follows:

              (a) The Preferred Shares are being purchased for the undersigned's own account, for investment purposes only, and not for the account of any other person, and not with a view to distribution, assignment, or resale to others or to fractionalization in whole or in part and that the offering and sale of the Preferred Shares is intended to be exempt from registration under the Securities Act of 1933 (the "Act") by virtue of Section 4(2) of the Act and the provisions of Regulation D promulgated thereunder ("Regulation D").

              (b) The undersigned is an accredited investor, as such term is defined in Regulation D under the Act, as amended, a copy of which definition is attached hereto as Exhibit A.
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              (c)  The Company has made available to the undersigned all documents and information that the undersigned has requested relating to an investment in the Company.

              (d) The undersigned recognizes that an investment in the Company involves substantial risks, and it has taken full cognizance of and understands all of the risks related to the purchase of Preferred Shares, including the potential for the Preferred Shares to lose all or substantially all of their value.

              (e) The undersigned has carefully considered and has, to the extent the undersigned believes such discussion necessary, discussed with the undersigned's professional legal, tax and financial advisers the suitability of an investment in the Company for the undersigned's particular tax and financial situation and the undersigned has determined that the Preferred Shares are a suitable investment for the undersigned.

              (f) All information that the undersigned has provided to the Company concerning the undersigned and the undersigned's financial position is correct and complete as the date set forth below, and if there should be any change in such information prior to the undersigned's acceptance as a securityholder of the Company the undersigned will immediately provide such information to the Company and will promptly send confirmation of such information to the Company.

              (g) The person executing this Subscription Agreement on behalf of the undersigned has been duly authorized and is duly qualified to execute and deliver this Subscription Agreement and all other instruments executed and delivered on behalf of the undersigned in connection with the purchase of the Preferred Shares and the undersigned is duly qualified to purchase and hold Preferred Shares, and the signature of the person executing this Subscription Agreement on behalf of the undersigned is binding upon the undersigned.

          2. The foregoing representations and warranties are true and accurate as of the date hereof, shall be true and accurate as of the date of the acceptance hereof by the Company and shall survive thereafter. If such representations and warranties shall not be true and accurate in any respect, the undersigned will, prior to such acceptance, give written notice of such fact to the Company, specifying which representations and warranties are not true and accurate and the reasons therefor.

          3. The undersigned shall indemnify and hold harmless the Company, or any of its agents, officers, employees, registered representatives, directors, or control persons of any such entity who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of or arising from any actual or alleged misrepresentation or misstatement of facts or omission to represent or state facts made by the undersigned to the Company concerning itself or its financial position in connection with the offering or sale of the Preferred Shares which is not remedied by timely notice to the Company as provided above, against losses, liabilities and expenses for which the Company or any of its agents, officers, employees, registered

                                       2
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representatives, directors, or control persons of any such entity have not otherwise been reimbursed (including attorneys' fees, judgments, fines and amounts paid in settlement) as actually and reasonably incurred by such person or entity in connection with such action, suit, or proceeding.

C.        UNDERSTANDINGS

          1. The undersigned understands, acknowledges and agrees with the Company as follows:

              (a) This subscription may be rejected, in whole or in part, by the Company in its sole discretion.

              (b) This subscription is and shall be irrevocable, except that the undersigned shall have no obligations hereunder in the event that
          (1) this subscription is rejected for any reason or (2) the purchase and sale of Preferred Shares is not consummated.

              (c) No federal or state agency has made any finding or determination as to the fairness of this offering for investment, nor any recommendation or endorsement of the shares.

              (d) There is no public market for the Preferred Shares and there is no certainty that such a market will ever develop. There can be no assurance that the undersigned will be able to sell or dispose of his Preferred Shares. Moreover, no assignment, sale, transfer, exchange or other disposition of the Preferred Shares can be made other than in accordance with all applicable securities laws.

              (e) There can be no assurance as to the federal or state tax results of an investment in Preferred Shares.

              (f) The undersigned has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of investment in the Company and of making an informed investment decision.

              (g) The undersigned has had prior personal or business relationships with the Company or its officers or directors or by reason of the undersigned's business or financial experience, has the capacity to protect the undersigned's own interest in connection with this transaction.

          2. The representations, warranties, understandings, acknowledgments and agreements in this Agreement are true and accurate as of the date hereof, shall be true and accurate as of the date of the acceptance hereof by the Company and shall survive thereafter.

                                       3
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D.        MISCELLANEOUS

          1. Neither this Subscription Agreement nor any provisions hereof shall be waived, modified, changed, discharged, terminated, revoked, or canceled except by an instrument in writing signed by the party against whom any change, discharge, or termination is sought.

          2. Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered or sent by registered mail, return receipt requested, addressed to the subscriber at the address provided below or if to the Company, to 8115 Preston Road, Suite 400, Dallas, Texas 75225, Attn. CEO, or to such other address furnished by notice given in accordance with this Article D.

          3. Failure of the Company to exercise any right or remedy under this Subscription Agreement or any other agreement between the Company and the undersigned, or otherwise, or delay by the Company in exercising such right or remedy, will not operate as a waiver thereof. No waiver by the Company will be effective unless and until it is in writing and signed by the Company.

          4. This Subscription Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of Delaware, and shall be binding upon the undersigned, the undersigned's heirs, estate, legal representatives, successors and assigns and shall inure to the benefit of the Company, and its successors and assigns.

          5. In the event that any provision of this Subscription Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

          6. This Subscription Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous representations, warranties, agreements and understandings in connection therewith.

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                     SUBSCRIPTION AGREEMENT SIGNATURE PAGE
                     -------------------------------------

          This page constitutes the Signature Page for the Subscription Agreement. The undersigned represents to the Company that (a) the information contained herein is complete and accurate on the date hereof and may be relied upon by you and (b) the undersigned will notify you immediately of any change in any of such information occurring prior to the acceptance of the subscription and will promptly send you written confirmation of such change. The undersigned hereby certifies that he has read and understands this Subscription Agreement.

          IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this 1st day of June, 2001.


396,000
------------------------
Number of Preferred Shares Subscribed     WISER INVESTORS, L.P.
for at $25.00 per Preferred Share

$9,900,000
---------------------------
Total Purchase Price                      By:________________________________
delivered herewith                            George K. Hickox, Jr., Manager


                                                        23-3081834
                                          --------------------------------------
                                          Tax Identification Number of Purchaser
Purchaser's Mailing Address:
---------------------------

1629 Locust Street
Philadelphia, PA 19103

Check here if payment is being made by wire transfer:    X
                                                      -------

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                                   EXHIBIT A
                                   ---------

          Accredited investor. Accredited investor shall mean any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

          (1) Any bank as defined in Section 3(a)(2) of the Securities Act of 1933, as amended (the "Act"), or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker dealer registered pursuant to
Section 15 of the Securities Exchange Act of 1934; any insurance company as defined in Section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in
Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

          (2) Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

          (3) Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

          (4) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

          (5) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

          (6) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

          (7) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii); and

          (8) Any entity in which all of the equity owners are accredited investors.